Media Contact: David Burt, Secure Computing david_burt@securecomputing.com 206-892-1130	Investor Contact: Jane Underwood, Secure Computing jane_underwood@securecomputing.com 408-979-6186

SECURE COMPUTING TO ACQUIRE CYBERGUARD, CREATING LEADER IN UNIFIED THREAT MANAGEMENT MARKET

Transaction Expected to be Accretive in Second Full Quarter of Operations

Global Private Equity Investor Warburg Pincus to Invest $70 Million in Secure Computing

SAN JOSE, Calif. and BOCA RATON, Fla., August 18, 2005 – Secure Computing Corporation (Nasdaq:SCUR), the experts in securing connections between people, applications and networks™, today announced that is has signed a definitive agreement to acquire all of the outstanding common stock of CyberGuard® Corporation (Nasdaq:CGFW), a global provider of security solutions that protect the business-critical information assets of Global 2000 enterprises and government organizations.

Under the definitive agreement, Secure Computing will issue 0.5 shares of Secure Computing common stock and $2.73 in cash for each outstanding share of CyberGuard common stock. Secure Computing will distribute to CyberGuard shareholders approximately 16.5 million shares, which will represent approximately 28 percent of the outstanding stock of the combined company after the close of the transaction. Secure Computing also expects to assume all outstanding and unexercised options to purchase CyberGuard common stock which will be exercisable into approximately 3.2 million shares of Secure Computing common stock. Based on Secure Computing’s closing price of $12.18 yesterday, the market value of the transaction is expected to be approximately $295 million on a fully diluted basis. Based on the average closing price for the 10 days ended August 16, 2005 for both companies, the offer represents a 16% premium to CyberGuard shareholders.

In conjunction with this acquisition, Richard L. Scott, a current member of CyberGuard’s board of directors, will join Secure Computing’s Board of Directors following the close of the transaction.

“The acquisition of CyberGuard will bring together two companies with highly complementary strengths and market synergies, and will allow us to accelerate our strong pace of success over these last few years,” said John McNulty, chairman, president and CEO of Secure Computing.

“This transaction meets important strategic priorities and better positions Secure Computing in two of the fastest growing markets of the security industry,” said McNulty. “By combining the companies, Secure Computing will be the leader in the Unified Threat Management market, the fastest growing segment of the IT security market according to IDC. It will also accelerate our ability to further penetrate the Secure Content Management market, and clearly positions Secure Computing as the number two player in web filtering with approximately 21.0 million licensed seats.”

McNulty continued, “We believe the acquisition will be accretive to Secure Computing’s earnings within the second full quarter of operations following the close of the transaction.”

Pat Clawson, chairman and CEO of CyberGuard Corporation said, “the combination of Secure Computing and CyberGuard brings together two successful leaders in IT security technology that are among the most established players in this dynamic and evolving industry. Like Secure Computing, CyberGuard has built an excellent reputation in the market by delivering a suite of integrated information security solutions to Global 2000 enterprises and government organizations worldwide. Together, we will be able to offer customers the most advanced and robust security solutions for the Unified Threat Management, Secure Content Management and Strong Authentication markets.”

In connection with this transaction, Warburg Pincus, the global private equity firm and a leading investor in technology companies, will invest $70 million in Secure Computing in the form of convertible preferred stock with warrants. The preferred stock will be convertible at $13.51 per share, representing an 11% premium to the closing price of Secure Computing’s common shares on August 17, 2005, and will include a 5% dividend which shall be paid-in-kind for the first 4.5 years and thereafter may be paid in cash, at the option of Secure Computing. Warburg Pincus will also receive 1.0 million warrants to purchase Secure Computing common stock at a price of $14.74, representing a premium of 21% to the closing price of Secure Computing’s common shares on August 17, 2005. The convertible preferred stock is not redeemable but may be converted to common at any time by Warburg Pincus and after one year by Secure Computing subject to the achievement of certain share price performance milestones. This investment will close concurrent with, and is contingent upon, the closing of the CyberGuard transaction.

“Secure Computing has an impressive history of delivering market-leading solutions in enterprise security, and has displayed a solid record of execution, growth, profitability and cash generation,” said Cary J. Davis, a Warburg Pincus managing director. Davis, also will join Secure Computing’s Board of Directors once the transaction closes, added, “We believe that the proposed combination with CyberGuard further enhances the company’s capabilities and clearly positions Secure Computing as a leading global security solutions provider.”

Acquisition Combines Two Highly Synergistic & Well Positioned Companies in the IT Security Industry

Benefits of the combined organization include:

•	Greater Scale with Larger Geographic Footprint

The combined company will benefit from a stronger and more attractive worldwide geographic footprint that includes 680 employees, more than 17,000 customers and 1,000 resellers in over 90 countries. Together, the company will be able to leverage its strengths and better serve the needs of its customers. And as a result, more opportunities will be created to cross-sell all of the company’s innovative products – including SafeWord and CyberGuard’s SG Series – to both current and prospective customers.

Both Secure Computing and CyberGuard also have strong OEM and channel partnerships with companies including Cisco, Blue Coat, Network Appliance, Dell, AT&T and Citrix. The combined company will continue to build and expand upon these important partnerships, which sell web filtering as an add-on to multi-function security appliances, Sidewinder G2 Security Appliances, the SG Series and SafeWord 4 products.

•	Expanded and Enhanced Product Portfolio

Secure Computing and CyberGuard bring unique and innovative technological assets to the combined company. Customers and partners of both companies will benefit by combining the two leaders in the application proxy firewall space. The best features and functions of both application proxy firewall products will be incorporated into a single technology offering and provide customers with the most advanced application proxy/deep inspection technology in the market.

The combined organization will also be better positioned to compete in the Secure Content Management market. The web filtering technologies are very complementary and round out an extensive web filtering product offering. This web filtering foundation coupled with CyberGuard’s current Secure Content Management appliance offering and the combined engineering strengths will allow Secure Computing to accelerate solutions for this rapidly growing market.

•	More Capacity to Innovate with Larger Planning and Development Teams

The combination will significantly increase Secure Computing’s development resources and once integration is completed, will allow for acceleration in the development of new and evolutionary solutions for the Unified Threat Management and Secure Content Management markets.

About the Transaction

Under the definitive agreement, Secure Computing will issue 0.5 shares of Secure Computing common stock and $2.73 in cash for each outstanding share of CyberGuard common stock. The proceeds from the financing with Warburg Pincus are expected to finance the cash portion of the merger. The merger is subject to the satisfaction of customary closing conditions, including the approval of CyberGuard’s and Secure Computing’s shareholders, and is expected to close during the fourth calendar quarter of 2005. Each company’s executive officers and directors who are stockholders have agreed to vote in favor of the merger. The Warburg Pincus financing will not close unless the merger is completed. The foregoing summary is a general description of certain pricing and related terms contained in the definitive agreement for the transaction, and is qualified in its entirety by the definitive agreement, a copy of which will be filed by Secure Computing and CyberGuard with the Securities and Exchange Commission on Form 8-K.

Investor Conference Call

Secure Computing and CyberGuard will be hosting a joint 90 minute conference call today, August 18, 2005, at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss the details of the acquisition and to review CyberGuard’s fourth quarter and fiscal 2005 results. To participate by telephone, the dial-in number is 1-877-560-3200 and the conference ID number is 7895959 within the United States. If you are calling from outside the U.S., the dial-in number is 1-706-645-9750 and the conference ID number is 7895959. The conference call will also be available via live webcast on Secure Computing’s Investor Relations web site at: www.securecomputing.com.

About Secure Computing

Secure Computing (NASDAQ: SCUR) has been securing the connections between people and information for over 20 years. Specializing in delivering solutions that secure these connections, Secure Computing is uniquely qualified to be the global security solutions provider to organizations of all sizes. Our more than 14,000 global customers, supported by a worldwide network of partners, include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, education, and federal and local governments. The company is headquartered in San Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

About CyberGuard Corporation

CyberGuard Corporation (NASDAQ: CGFW) delivers a suite of integrated information security solutions to provide Global 2000 enterprises and government organizations with the confidence that their critical information assets are protected. Based on the company’s Total Stream Protection framework and managed via its Global Command Center, CyberGuard’s products go beyond network-level security to provide protection against the most dangerous application-layer vulnerabilities and provide potential damage, securing the entire data stream. With a growing and satisfied number of brand-name customers, CyberGuard has deployed more than 250,000 products across the globe. Headquartered near Boca Raton, Fl., the company has offices and training centers around the world. For more information visit www.CyberGuard.com.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has more than $10 billion under management and an additional $8 billion available for further investments. Warburg Pincus invests in a range of sectors including information and communication technology, financial services, healthcare, media and business services, energy, industrial and real estate. The firm has invested $5 billion in 122 information and communication technology companies including BEA Systems [Nasdaq: BEAS], NeuStar [NYSE: NSR], ScanSoft [Nasdaq: SSFT], UGS and

VERITAS Software (recently acquired by Symantec). An experienced partner to executives seeking to create and build durable companies with sustainable value, Warburg Pincus has offices in North America, Europe and Asia and an active portfolio of more than 100 companies. For more information, please visit www.warburgpincus.com.

Additional Information about the Proposed Merger and Where to Find It

Secure Computing intends to file a proxy statement/prospectus with the Securities and Exchange Commission in connection with the transaction, and each company expects to mail the proxy statement/prospectus to its shareholders. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include Secure Computing’s belief that the merger and Warburg Pincus financing will be completed, CyberGuard is an excellent fit with Secure Computing, the acquisition of CyberGuard will strengthen Secure Computing’s current activities, and that the merger will add a base of new customers, expand the scope of Secure’s product line and be accretive to Secure Computing’s earnings within the second full quarter of operations following the close of the transaction. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include, among others, the following risks: that the merger and Warburg Pincus financing will not close, that the closing will be delayed, that customers and partners will not react favorably to the merger, risks associated with acquiring other companies, including integration risks, and other risks described in Secure Computing’s and CyberGuard’s

Securities and Exchange Commission filings, including the Registration Statement on Form S-4 to be filed with the SEC in connection with the transaction, Secure’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and CyberGuard’s Annual Report on Form 10-K for the year ended June 30, 2004 and its Quarterly Report on form 10-Q for the quarter ended March 31, 2005 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither Secure nor CyberGuard undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

Secure Computing and CyberGuard and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of CyberGuard in favor of the merger and from security holders of Secure Computing in favor of the issuance of the shares in the merger and the Warburg Pincus financing. The directors and executive officers of CyberGuard and their beneficial ownership of CyberGuard common stock are set forth in the most recent proxy statement filed by CyberGuard with the Securities and Exchange Commission on October 25, 2004. The directors and executive officers of Secure Computing and their beneficial ownership of Secure Computing common stock are set forth in the most recent proxy statement filed by Secure Computing with the Securities and Exchange Commission on March 28, 2005. Copies of those proxy statements may be obtained free of charge at the Commission’s website, www.sec.gov. Security holders of Secure Computing and CyberGuard may obtain additional information regarding the interests of the foregoing people by reading the proxy statement/prospectus when it becomes available.